EXHIBIT A


                             JOINT FILING AGREEMENT

           Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each hereby agrees to the joint filing, on behalf of each of the undersigned, of this Amendment No. 1 to Schedule 13D dated December 18, 2000, and all subsequent amendments thereto.

           This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: December 18, 2000

                                      GENERAL ELECTRIC CAPITAL CORPORATION

                                      By:   /s/  Nancy E. Barton
                                            ------------------------------
                                            Name: Nancy E. Barton
                                            Title: Senior Vice President



                                      GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                      By:   /s/  Nancy E. Barton
                                            ------------------------------
                                            Name: Nancy E. Barton
                                            Title: Senior Vice President



                                      GENERAL ELECTRIC COMPANY

                                      By:   /s/  Nancy E. Barton
                                            ------------------------------
                                            Name: Nancy E. Barton
                                            Title: Attorney-In-Fact